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                                                                    EXHIBIT 23.1



                         INDEPENDENT AUDITORS' CONSENT

We consent to the use in this current report on Form 8-K of ViaSat, Inc. of our report dated February 12, 2001 relating to the financial statements of U.S. Monolithics, L.L.C. for the years ended December 31, 2000 and 1999.


NELSON LAMBSON & CO., PLC

Mesa, Arizona
December 19, 2001